                                  Exhibit 4.1
                                  -----------




                               SAFESCIENCE, INC.

                            (a Nevada corporation)

                            SUBSCRIPTION DOCUMENTS:

                        PURCHASER SUITABILITY STATEMENT

                            SUBSCRIPTION AGREEMENT

                               SAFESCIENCE, INC.
                           SUBSCRIPTION INSTRUCTIONS
                           -------------------------

                            Before signing these documents, you should consult
your own counsel and accountant as to tax matters and related matters concerning an investment in the Company. Fully complete and sign all the documents included in this Subscription Package and then send such documents to:

                 John W. Burns, Senior Vice President and CFO
                               SAFESCIENCE, INC.
                              31 St. James Avenue
                               Boston, MA  02116

I.   Minimum Subscription:  Generally, the minimum subscription amount is
     --------------------
     $250,000, unless otherwise agreed to by SafeScience, Inc.

II.  Payment:  Payment in full of the subscription price is due upon the
     -------
     acceptance of this subscription and shall be made by check made payable to the order of "SafeScience, Inc." or by wire transfer to Fleet Bank; ABA Routing # __________; Account # ___________; Account Name: SafeScience, Inc. The Company may deposit, at its option, the proceeds from the Subscription into an account established by the Company pending the earlier of acceptance or rejection of such subscription or termination of the offering.

III. Purchaser Suitability Statements:  All investors, individually and where
     --------------------------------
     applicable (for example in the case of trusts, pension and profit sharing plans, IRAs and SEPs) through their duly authorized trustees, custodians or other authorized fiduciaries, must fully complete, sign and date the Purchaser Suitability Statement.

IV.  Subscription Agreement:  Two (2) copies of the form of the Subscription
     ----------------------
     Agreement are enclosed in this Subscription Package. The Subscription Agreement contains various statements and representations and must be read in its entirety. Both copies of the Subscription Agreement should be completed according to the following instructions and returned with the Purchaser Suitability Statement:

     If the Purchaser is an individual or corporation, date, sign, and provide the information required on pages 1, 2-5 (as applicable), 6-7 (as applicable), 8, 9 and 15-16 (as applicable) of the Subscription Agreement. A copy of the completed Subscription Agreement will be returned to you after the subscription has been accepted by the Company.

                               SAFESCIENCE, INC.
                               -----------------


                        PURCHASER SUITABILITY STATEMENT
                        -------------------------------


     The undersigned directly, if an individual, or as partner, officer, trustee, custodian or authorized fiduciary on behalf of the investing corporation, partnership, trust, pension or profit sharing plan, individual retirement arrangement ("IRA") or simplified employee retirement plan ("SEP"), has irrevocably agreed to purchase shares of Common Stock of SafeScience, Inc. (the "Company") for a total dollar amount of ______________. The investor or investing entity is herein called the "Investor".

     The offer and sale of shares ("Shares") is not being registered under the Securities Act of 1933, as amended (the "Act"), but rather is being made privately on behalf of the Company, pursuant to the private placement exemption from registration provided in Section 4(2) of the Act and the requirements of certain applicable state securities laws. The undersigned acknowledges that the information contained herein is needed by the Company in order to ensure compliance with the requirements of the private placement exemption and to determine (a) whether an investment in the Company by the investor is suitable in light of the Investor's financial position, and (b) whether the Investor, or its trustees, custodian and other authorized fiduciaries, have such knowledge and experience in financial business matters and risks that the undersigned is capable of evaluating the merits and risks of the investment by the Investor in the Company.

     The undersigned also understands that (a) the Company will rely on the information contained herein for purposes of such determination and (b) the Shares will not be registered under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act, and in reliance on similar exemptions under certain applicable state security laws.

     Accordingly, the undersigned individually and, where applicable, on behalf of the Investor, represents and warrants to the Company that the information contained herein is complete and accurate and may be relied upon by the Company, and hereby agrees to notify the Company immediately if there are any material changes in the information provided herein and to furnish to the Company any other information which the Company may request so as to determine the suitability of the undersigned.

     The undersigned also understands and agrees that, although the Company will use its best efforts to keep the information provided in this Statement strictly confidential at all times, the Company may present this Statement and the information provided in answer to it to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the offer or sale of Shares.

     In accordance with the foregoing, the following representations and information are hereby made and provided by the undersigned:

A.  Investor Information.
    --------------------

1.  Individual Investors

Name: __________________________________________________

Home Phone: (____) _________________________

(a) Date of Birth: _________________________

(b) Social Security No.: ___________________

(c) Citizenship: ___________________________

(d) Home address (Post Office Boxes are not acceptable):

                                    ____________________________________________

                                    ____________________________________________

(e) State in which Registered to Vote: __________________________

(f) Name of Employer and Position: ______________________________

                                    ____________________________________________

(g) Nature of Employer's Business: ______________________________

(h) How long have you been employed at
                                    your current position? _________________

(i) If you have had more than one job in the last five years, give the same information with respect to each such job:

                                    ____________________________________________

                                    ____________________________________________

(j) Business Address: _______________________________________

                                    ____________________________________________

(k) Business Telephone Number: (____) _______________

(l) Educational background (highest degree awarded):

                                    School _____________________________________

                                    Degree ______________Year Conferred ________

(m) Address to which all correspondence should be sent:

                                    ____________________________________________

                                    ____________________________________________

2.  Partnerships, Corporations, Trusts or Other Entities (Non-ERISA)

Name of Entity:  _________________________

(a) Type of Entity:  ___________________

(b) Taxpayer Identification No.:  ___________________

(c) Date of Organization or Incorporation:  ___________________

(d) Business Address (Post Office Boxes are not acceptable):

                                    ______________________________

                                    _______________________________

                                    _______________________________

(e) Business Telephone Number: ____________________________

(f) State or other Jurisdiction in which Organized or Incorporated: ____________

(g) Was this partnership, corporation, trust or other entity formed for the specific purpose of investing in the Company? Yes _____ No _____

                                    The information requested in paragraph A (1)
above ("Individual Investors") should also be provided in regard to the individual(s) who is making the investment decision on behalf of the partnership, corporation, trust or other entity.

3.  Investor's Trustee, Custodian or Fiduciary -- If Individual

Name: __________________________________________________

Home Phone: (____) ______________________

(a) Date of Birth: ______________________

(b) Social Security No.: ________________

(c) Home address (Post Office Boxes are not acceptable):

                                    ____________________________________________

                                    ____________________________________________

(d) State in which Registered to Vote: _________

(e) Name of Employer and Position: ______________________

                         ____________________________________________________

(f) Nature of Employer's Business: _____________________________

(g) How long have you been employed at

your current position? _________________

(h) If you have had more than one job in the last five years, give the same information with respect to each such job:

                         ____________________________________________________

                         ____________________________________________________

(i) Business Address: __________________________________________

                         ____________________________________________________

(j) Business Telephone Number: (____) _____________

(k) Educational background (highest degree awarded):

                         School _____________________________________________

                         Degree _______________Year Conferred _______________

(l) Address to which all correspondence should be sent:

                         ____________________________________________________

                         ____________________________________________________

4.  Investor's Trustee, Custodian or Other Fiduciaries -- If Not Individual

Name of Entity: ____________________________________________

(a) Type of Entity: ________________________________________

(b) Taxpayer Identification Number: __________________

(c) Date of Organization or Incorporation: ___________

(d) Address (Post Office Boxes are not acceptable):

                         ____________________________________________________

                         ____________________________________________________

(e) Telephone Number: (____) ________________

(f) State or other Jurisdiction
                         in which Organized: ____________________

                         The information requested in items 3 and 4 above should
also be provided with regard to each trustee, custodian or other fiduciary who is making the investment decision on behalf of the investor. Separate sheets should be used if necessary.

5.  Investor -- if a Pension or Profit Sharing Plan, SEP or IRA

Name of Investor: __________________________________________

________________________________________________________

(a) Type of Plan or Other Entity: __________________________

(b) Taxpayer Identification Number: __________________

(c) Date of Organization or Formation: _______________

(d) Address (Post Office Boxes are not acceptable):

                    ____________________________________________________

                    ____________________________________________________

(e) Telephone Number: (____) ____________________

(f) State or other Jurisdiction
                    in which Organized: ________________________

(g) Was this plan or other entity formed for the specific purpose of investing in the Company?
                          Yes _______    No ________

B.  Suitability Standards for Investors
    -----------------------------------

     The Company intends to rely upon the exemption from registration afforded by Rules 501-503 and Rule 506 of Regulation D under the Act. Therefore, representations and information as to the qualification of the undersigned under Regulation D, as set forth below, are to be made and provided by the undersigned in order for the Company better to determine whether the undersigned's subscription for Shares may be accepted by the Company in light of the requirements of Section 4(2) under the Act.

     Under Rules 501-503 and Rule 506 under the Act, Shares may be sold to no more than 35 purchasers. For purposes of determining the Number of purchasers of shares, persons who are Accredited Investors (as defined in Rule 501) are not counted.

     With respect to a partnership, corporation or trust (herein called an "Entity"), an Accredited Investor includes (i) a trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person (as described in Rule 506) and (ii) any Entity in which each of the equity owners either (a) is an individual whose net worth (either individually or jointly with his spouse) exceeds $1,000,000 or (b) is an individual who had an individual income (not joint with his spouse, and computed as described below) in each of the two most recent years in excess of $200,000, or a joint income (together with the income of his/her spouse) in such years in excess of $300,000 and reasonably expects such an individual or joint income in excess of such level in the current year. Accredited Investors also include certain institutional investors, private business development companies and tax-exempt organizations.

     Investors who would be Accredited Investors if the Company were to rely on the exemption from registration afforded by Regulation D, and investors who would not be Accredited Investors, each must meet certain minimum suitability standards.

     Any investor that is able to qualify as an accredited investor is requested to indicate the basis for such qualification under item 1 below.

1.  Accredited Investor Suitability Standards.

     For purposes of determining whether an investor is an Accredited Investor, please check the applicable box below:

     [_] (a) the undersigned, if a natural person, or each partner, shareholder or beneficiary of the undersigned (a) has a net worth, individually or jointly with his spouse, and exclusive of the value of home, home furnishings and automobiles, of at least $1,000,000 or (b) had an individual income (not including the income of his spouse) in excess of $200,000 or a joint income, together with the income of his spouse, in excess of $300,000, in each of the two most recent years and reasonably expects such individual or joint income to reach such income level in the current, year ("income" meaning an individual's adjusted gross income as reported on his federal income tax return, increased by any deductions for long-term capital gains or depletion, any tax-exempt interest and allocable losses of any partnerships of which the individual is a partner); or

     [_] (b) the undersigned is a domestic bank, whether acting in its individual or fiduciary capacity; a domestic insurance company; a registered broker or dealer, an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or "business development company" as defined in the 1940 Act; a Small Business Investment Company licensed by the United States Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000: or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or

     [_] (c) the undersigned is a "private business development company" as defined in the 1940 Act; or

     [_] (d) the undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

     [_] (e) the undersigned is a trust, not formed for the purpose of acquiring the Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment, and such trust has total assets in excess of $5,000,000; or

     [_]  (f) the undersigned does not meet the standards set forth above.

2.  Minimum Suitability Standards for All Investors

     (a) The undersigned, if an individual, (i) is a citizen of the United States and at least 21 years of age (unless otherwise set forth in Paragraph
(A)(l)(c) above) and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the State set forth in Paragraph (A)(l)(d) above and has no present intention of becoming a resident of any other state or jurisdiction. The undersigned, if a partnership, corporation, trust or other entity, was created or organized under the laws of the jurisdiction set forth in Paragraph (A)(2)(f) above and has no present intention of altering the jurisdiction of its creation or Organization;

     (b) the undersigned has adequate means for providing for current needs and personal contingencies and has no need for liquidity in this investment; and

     (c) the undersigned, alone or with his Purchaser Representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with an investment in the Company and of making an informed investment decision.

Dated: _______________

        ______________________________
        (If Investor is an individual, signature)


        [______________________________]
        (Printed name of Investor)


        By: _______________________________________
            (If Investor is an entity, signature
            and title of partner, trustee, or
            authorized officer)

DO NOT SIGN WITHOUT READING THIS AGREEMENT IN ITS ENTIRETY
----------------------------------------------------------

Purchaser:  ___________________________

Purchaser Representative:  ____________

                            SUBSCRIPTION AGREEMENT
                            ----------------------

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES ACTS OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW. INVESTORS SHOULD REFER TO THOSE REQUIREMENTS BEFORE EXECUTING THIS AGREEMENT.

____________________________
____________________________
____________________________
____________________________
____________________________

Ladies and Gentlemen:

     The undersigned desires to subscribe for shares of Common Stock in SafeScience, Inc., a Nevada corporation (the "Company") in the Company's private placement of up to $5,000,000 of its securities (the "Offering").

     1.  Subscription.  The undersigned hereby irrevocably subscribes for and
         ------------
agrees to purchase ______________ shares of Common Stock (the "Shares") for an aggregate subscription price of $______________ (at a price per share of $1.35 per share). The undersigned shall also receive a warrant to purchase ___________ shares of Common Stock of the Company at $1.90 per share in substantially the form of Exhibit A (50% warrant coverage) (the "Warrant"), in
                          ---------
accordance with the terms and conditions of this Subscription Agreement.

     2.  Acceptance of Subscription.  The undersigned acknowledges that the
         --------------------------
Company has the right, without liability, to reject this subscription and to determine the date of acceptance of this subscription, and that such subscription shall be deemed to be accepted only when signed by the Company. The undersigned agrees that subscriptions need not be accepted in the order in which they are received.

     3.  Payment.  Payment in full of the subscription price is due upon the
         -------
acceptance of this subscription and shall be made by check made payable to the order of "SafeScience, Inc." or by wire transfer to Fleet Bank; ABA Routing # _________; Account # __________; Account Name: SafeScience, Inc. The Company may deposit, at its option, the proceeds from the Subscription into an account established by the Company pending the earlier of acceptance or rejection of such subscription or termination of the offering.

     4.  Acceptance of Subscription.  Upon acceptance of this subscription by
         --------------------------
the Company, compliance with any requirements under the Nevada corporation law, and any other applicable law, and the designation of the undersigned as a stockholder on the records of the Company, the undersigned shall become a stockholder of the Company.

          5.    Representations and Warranties of the Company.  The Company
                ---------------------------------------------
hereby represents and warrants to the undersigned, as of the date hereof, as follows:

          (a)   Organization and Qualification.  The Company is duly organized,
                ------------------------------
validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company
                                                                    -------
Material Adverse Effect").
-----------------------

          (b)   Capitalization.
                --------------

          (i) The authorized capital stock of the Company as of the date hereof, consists of 100,000,000 shares of Common Stock, of which 25,770,403 shares are issued and outstanding, and of which 1,151,230 shares are reserved for issuance upon exercise of options granted to employees, officers, directors and consultants.

          (ii) As of the date hereof, the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrant.

          (iii) There are no preemptive rights, voting agreements, rights of first offer or refusal, options, warrants or other conversion or exchange privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable or exchangeable for or into, any of the Company's capital stock (collectively, "Preemptive Rights"), except as described on Schedule 5(b) attached hereto.
 ------------------                          -------------
There are no agreements to register any of the Company's outstanding securities under U.S. federal securities laws, other than pursuant to Registration Rights Agreement between the Company and Elan International Services, Ltd. ("EIS") dated June 29, 2001 and except as described on Schedule 5(b).
                                               -------------

          (iv) The Shares, when issued against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, and the Warrant, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued. The shares of Common Stock issuable upon exercise of the Warrant, ("the "Warrant Shares"), will be
                                                    --------------
duly and validly issued, fully paid and non-assessable.

          (c)   Authorization of Transaction Documents.  The Company has full
                --------------------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (d)   No Violations.  The execution, delivery and performance by the
                -------------
Company of this Agreement and the compliance with the provisions hereof by the Company do not and will not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance (as defined below) upon any properties or assets of the Company under (i) the Articles of Incorporation or bylaws of the Company, (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (iii) any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument, to which the Company is a party or by which the Company or any of its property is bound, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Encumbrance" shall
                                                           -----------
mean any material lien, charge, encumbrance, claim, option, proxy, pledge, security interest, or other similar right of any nature other than statutory liens securing payments not yet due and payable or due but not yet delinquent.

          (e)   Approvals.  Except as set forth on Schedule 5(e) attached
                ---------                          -------------
hereto, no permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by the Company.

          (f)   Financial Statements.  The audited balance sheets of the Company
                --------------------
at December 31, 2000 (the "Last Audit Date"), and 1999 and the related
                           ---------------
statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, together with the reports and opinions thereon of Arthur Anderson LLP (the "Audited Financial Statements"), and the unaudited balance
                   -----------------------------
sheet of the Company at March 31, 2001 and the related statements of operations and cash flows for the three months then ended (the "Unaudited Financial
                                                     -------------------
Statements"; collectively with the Audited Financial Statements, the "Financial
----------                                                            ---------
Statements") are accurate and complete and fairly present the financial position
----------
of the Company and the results of its operations and its cash flows at such dates and for the periods indicated and were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated therein), subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures. As of the date hereof, the Company has not incurred and is not liable for any material liabilities or obligations except as set forth on the face of the March 31, 2001 balance sheet or Schedule 5(f).
                                                         -------------

          (g)   Taxes.  The Company has filed in a timely manner any federal,
                -----
state, local and foreign tax returns, reports and filings (collectively,

"Returns"), including income, franchise, property and other taxes, and has paid
 -------
or accrued the appropriate amounts reflected on such Returns heretofore required to be filed. Except as set forth on Schedule 5(g) attached hereto, none of the
                                     -------------
Returns have been audited or challenged, nor has the Company received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for.

          (h)   Plans.  Except as set forth on Schedule 5(h) attached hereto,
                -----                          -------------
which sets forth an accurate and complete list and description of all employee benefit plans maintained or sponsored by the Company or to which the Company is required to make contributions (the "Benefit Plans"), the Company does not
                                     -------------
maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, or within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company. The Benefit Plans have been and are administered in substantial compliance with their terms and the requirements of applicable law.

          (i)   Absence of Certain Events.  Since March 31, 2001, except (x) as
                --------------------------
contemplated by the Securities Purchase Agreement dated June 22, 2001 between the Company and EIS, the License Agreement between the Company and SafeScience Newco, Ltd. dated June 29, 2001, and the Subscription, Joint Development and Operating Agreement among the Company, EIS, Elan Corporation, plc and SafeScience Newco, Ltd. dated June 29, 2001 (such agreements, along with the agreements and certificates contemplated by such agreements, the "Elan Transaction Documents"), (y) as disclosed in the Company's forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC
                                                                        ---
Filings")  filed pursuant to the Securities Exchange Act of 1934, as amended
-------
(the "'34 Act"), or (z) as set forth on Schedule 5(i) attached hereto, (A) the
      -------                           -------------
Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder or (iv) suffered or permitted to be incurred any liability or obligation or any Encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder; and (B) there has not been any change or development which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

          (j)   No Liabilities.  Since March 31, 2001, except as contemplated or
                --------------
provided by the Elan Transaction Documents, the Company has not incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (k)   Properties and Assets; Etc.
                --------------------------

          (i)   Except as set forth on Schedule 5(k) attached hereto, the
                                       -------------
Company has good and marketable title to its properties and assets shown in the Financial Statements to be owned by the Company, and has valid leasehold interests to the properties and assets shown in the Financial Statements to be leased by the Company, in each case subject to no Encumbrances.

          (ii) The Company owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, in each case, subject to no Encumbrances required to be disclosed in the Financial Statements except as set forth therein, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have a Company Material Adverse Effect. All of the Intellectual Property which is owned by the Company is owned free and clear of all Encumbrances; none of the Company's rights in or use of the Intellectual Property has been or, to the Company's knowledge, is currently threatened to be challenged; to the Company's knowledge, without making any inquiry other than those, if any, routinely conducted by the Company in the ordinary course of business, no current or currently planned product based upon the Company's Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell, market or manufacture such products, and the Company is not aware of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. None of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated, other than such cancellations, abandonments or terminations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (iii) Schedule 5(k) lists the material contracts and agreements of
                -------------
the Company other than the Elan Transaction Documents, and each is a legal and valid agreement binding upon the Company and, to the Company's knowledge, is in full force and effect. To the Company's knowledge, there is no breach or default by any party thereunder except any such breach or default that has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (iv) The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

          (v) The Company, its business and properties and assets are in compliance in all material respects with all applicable statutes, laws and regulations, including without limitation, those relating to (i) health, safety and employee relations, (ii) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment, and (iii) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation, except any such non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (l)   Legal Proceedings, etc.  Except as set forth under the Company's
                ----------------------
SEC Filings, there is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company in their capacities as such that (i) challenges the validity or performance of this Agreement or (ii) could reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of, or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business, other than any violations or defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (m)   Brokers or Finders.  There have been no investment bankers,
                ------------------
brokers or finders used by the Company in connection with the transactions contemplated hereby and no persons or entities are entitled to a fee or compensation in respect thereof, other than the Shemano Group.

          (n)   SEC Filings.  Except as set forth on Schedule 5(n) attached
                -----------                          -------------
hereto, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other
      ---
documents (collectively, the "SEC Filings") required to be filed by the Company
                              -----------
on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirement of the '34 Act, as the case may be.

     6.   Representations and Warranties of Undersigned.  The undersigned hereby
          ---------------------------------------------
represents and warrants to the Company that:

     (a) the undersigned, if an individual, is not less than twenty-one years of age;

     (b) the undersigned, either alone or with his Purchaser Representative, if any, named below has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company, and, if a resident of a certain state, meets any additional suitability standards applicable to him under state law;

     (c) if the undersigned is utilizing a Purchaser Representative for this investment:

     (i) such Purchaser Representative, named at the beginning of this Agreement, has acted as his "Purchaser Representative" as defined in Regulation D under the Securities Act of 1933, as amended;

     (ii) the undersigned has relied upon the advice of such Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned; and

     (iii) such Purchaser Representative has heretofore confirmed to the undersigned in writing (a true and correct copy of which is furnished to the Company herewith) during the course of this transaction any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and/or its affiliates and the Company and/or any of its affiliates, and any compensation received or to be received as a result thereof;

     (d) if the undersigned is a partnership, corporation, trust or other entity:

     (i)   it was not formed for the purpose of this investment;

     (ii) it is authorized and otherwise duly qualified to purchase and hold Shares; and

     (iii) this Subscription Agreement has been duly and validly authorized and executed and, when delivered, will constitute the legal, valid, binding and enforceable obligation of the undersigned;

     (e) if the undersigned prospective investor is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the best of the undersigned's knowledge, neither the Company nor any affiliate of the Company is a party in interest or disqualified person, as defined in ERISA Section 3(14) and the Internal Revenue Code of 1954, as amended, section 4975(e)(2), respectively, with respect to such plan;

     (f) the undersigned is not subject to a statutory disqualification, as set forth in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended;

     (g) the undersigned and his Purchaser Representative, if any, have been given full and complete access to all information with respect to the Company and the Company's proposed activities that the undersigned and his Purchaser Representative, if any, have deemed necessary to evaluate the merits and risks of an investment in the Company;

     (h) the undersigned and, if applicable, his Purchaser Representative, have had a full opportunity to ask questions of and to receive satisfactory answers from a representative of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned;

     (i) the undersigned and, if applicable, his Purchaser Representative, have had the opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Offering and have read carefully copies of the Company's SEC Filings, including the exhibits thereto, and the undersigned is familiar with and agrees to all the terms and conditions of the offering of Shares and the Warrant;

     (j) the undersigned is aware of the risks associated with an investment in the Company, including those described in the "Risk Factors" section of the Company's SEC Filings;

     (k) the undersigned has adequate means of providing for his current needs and possible personal contingencies, has no need for liquidity with respect to his investment in the Company, and has financial resources sufficient to bear the economic risk of such investment;

     (l) the undersigned has been advised and understands that an investment in the Company is highly speculative and has received no representations or warranties from the Company with respect to such investment;

     (m) the undersigned acknowledges that there are substantial restrictions on the transferability of, and there will be no public market for, the Shares and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") and, accordingly, it may not be possible for the undersigned to liquidate his investment in case of an emergency or otherwise, and the undersigned has been advised that while Rule 144 of the Securities Act of 1933, as amended, is presently applicable to Shares and the Warrant Shares, the undersigned understands that the Company may not continue to be obligated to make publicly available any information, filings and reports which are a condition to the availability of Rule 144;

     (n) the undersigned is aware that no securities administrator of any state or federal government has made or will make any finding or determination relating to this investment;

     (o) Shares and the Warrant subscribed for hereby are being purchased for the undersigned's own account (or a trust account if the undersigned is a trustee), for investment purposes only and are not being purchased with a view to or for any resale, fractionalization, subdivision or distribution of such Shares; and

     (p) all information which the undersigned and his Purchaser Representative, if any, has provided to the Company, including (but not limited to) the information, representations and warranties of the undersigned contained in the Purchaser Suitability Statement executed by the undersigned and submitted to the Company in connection with this Subscription, is true and correct in all material respects as of the date set forth below and the undersigned agrees to furnish any additional information which the Company may request so as to determine the suitability of the undersigned, and to notify the Company immediately should any material changes in such information occur.

     7.    Compliance with Federal and State Securities Laws.  The undersigned
           -------------------------------------------------
understands and agrees that the following restrictions and limitations are applicable to his purchase, resales, pledges, hypothecations or other transfers of Shares and the Warrant Shares:

     (a) The undersigned agrees that Shares and the Warrant Shares shall not be sold, pledged, hypothecated or otherwise transferred unless such Shares or Warrant Shares are registered under the Securities Act of 1933, as amended, and applicable state securities laws or are exempt therefrom.

     (b) A legend in substantially the following form has been or will be placed on any instruments evidencing Shares and the Warrant Shares:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     (c) If applicable, the legend described in subparagraph (b) above will be placed with respect to any new instrument(s) or other document(s) issued upon presentment by the undersigned of such instrument(s) or other document(s) for transfer.

     8.    Transferability.  The undersigned understands and agrees that the
           ---------------
restrictions on the transfer or assignment of Shares and the Warrant Shares which may be imposed by the states in which such Shares and Warrant Shares may be offered shall be binding on the undersigned.

     9.    Registration Rights.
           -------------------

     (a) The Company shall file a registration statement covering the Shares and the shares of common stock issuable upon exercise of the Warrant within 60 days of the Company's termination of Offering (the "Closing"). Thereafter, the Company shall use its best efforts to cause such registration statement to be declared effective by the 120th day after the Closing.

     (b) The Company shall pay all expenses incurred by the Company in connection with the registration, qualification and/or exemption of the Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of the Company's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by the Company in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the registration statement or prospectuses contained therein. The Company shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by the undersigned or other holder of any of the Shares.

     10.  Indemnification.  The undersigned acknowledges and understands the
          ---------------
meaning and legal consequences of the representations and warranties herein and hereby agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons, agents, employees, attorneys and accountants from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys fees and disbursements) which any of them may incur by reason of:

     (a) any breach of any representation, warranty or agreement of the undersigned contained in this Subscription Agreement; or

     (b) any false, misleading or inaccurate information, or any breach of any representation, warranty or agreement of the undersigned, contained in the Purchaser Suitability Statement executed by the undersigned.

     Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights of the undersigned under federal or state securities laws. All representations and warranties contained in this Subscription Agreement and the Purchaser Suitability Statement executed by the undersigned, and the indemnification contained in this paragraph 10, shall survive the acceptance of this subscription and any other transaction contemplated herein.

     11.  Applicable Law.  This Subscription Agreement shall be governed by and
          --------------
construed in accordance with the laws of the Commonwealth of Massachusetts, except as to any matter, to the extent it involves any United States statute, in accordance with the laws of the United States.

     12.  Gender.  Whenever the singular number is used herein and when required
          ------
by the context the same shall include the plural and the masculine gender shall include the feminine and, where applicable, shall include any corporation, firm or partnership executing this Subscription Agreement.

     13.  Binding Effect.  This Subscription Agreement shall be binding upon and
          --------------
inure to the benefit of the undersigned and his successors and neither this Subscription Agreement nor any interest herein shall not be assignable by him. This Subscription Agreement shall inure to the benefit of the Company and its successors and assigns, and upon its acceptance by the Company shall be binding upon the Company and its successors and assigns.

     14.  Joint and Several Representations.  If more than one person is signing
          ---------------------------------
this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representations warranty and undertaking of each such person. If the undersigned is a partnership, corporation, trust or other entity, the undersigned further represents and warrants that (a) the individual executing this Subscription Agreement has full power and authority to execute and deliver this Subscription Agreement on behalf of the undersigned and (b) the undersigned has full right and power to perform its obligations pursuant to the provisions hereof and become a stockholder of the Company.

     15.  Notice.  All notice required to be given to the undersigned shall be
          ------
deemed given when received by the undersigned, and shall be sent by air express courier with regular service to the undersigned at the address indicated below, or as amended by written notice to the Company.

     IN WITNESS WHEREOF, the undersigned has executed and sealed this Subscription Agreement this day of __________________2001.

     ____________________________
     (Print or type name of
     Subscriber)

     ______________________________
     (If Subscriber is an
     individual, signature)

     By:___________________________
        (If Subscriber is an entity,
        signature and title of partner,
        trustee, or authorized officer)

     [____________________________]
     (If Purchaser is an individual,
     home address; or if Purchaser
     is an entity, business address)

     ______________________________
     (Social Security or Tax
     Identification Number)

     ______________________________
     (Signature of Joint Tenant, if any)

     ______________________________
     (Printed Name of Joint Tenant, if any)

     ______________________________

     ______________________________
     City, State and Zip Code
     (Home Address)

     ______________________________
     (Social Security or Tax
     Identification Number of
     Joint Tenant)


     ______________________________

     (Social Security or Tax
     Identification Number of
     Joint Tenant)


     Type of Ownership
     (check as appropriate):

     ___ Individual

     ___ Joint tenants with
     rights of survivorship

     ___ Tenants in common

     ___ Community property

     ___ Trust

     ___ Other (indicate):

     ___ Corporation

     Total Dollar Amount of Subscription: ____________________.

     THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW. INVESTORS SHOULD REFER TO THOSE REQUIREMENTS BEFORE EXECUTING THIS AGREEMENT.

     Subject to the terms and conditions of this Subscription Agreement, the foregoing subscription is approved and accepted as of the _____ day of ____________, 2001.

     SAFESCIENCE, INC.



     By:______________________________
        John W. Burns, Senior Vice President and
        CFO